SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2007

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2007, DURECT Corporation (the “Company”) entered into a privately negotiated transaction with a holder of its 6.25% Convertible Subordinated Notes, due June 2008 (the “Notes”), pursuant to which such holder elected to convert $2.0 million in principal amount of such Notes into 317.4603 shares of common stock per $1,000 principal amount of Notes, for an aggregate of 634,920 shares of common stock, as originally set forth in the indenture for such Notes. The Company made a cash payment to such holder of $140,000, which amount satisfies the future interest payments due on such Notes until maturity of $125,000 plus a small premium for early conversion. The Notes and the common stock issuable upon conversion of the Notes were previously registered by the Company under the Securities Act. Following such conversion, the aggregate principal amount of outstanding Notes is $33.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: September 27, 2007	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer